EXHIBIT 99.1

DESCRIPTION OF CAPITAL STOCK

Pioneer’s authorized capital stock consists of 600,000,000 shares of stock, including:

•	500,000,000 shares of common stock, $.01 par value per share; and

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100,000,000 shares of preferred stock, $.01 par value per share, including 500,000 shares that have been designated as Series A Junior Participating Preferred Stock, $.01 par value per share, of which no shares are currently issued or outstanding.

Common Stock

This section describes the general terms of Pioneer’s common stock. More detailed information is contained in Pioneer’s amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission (the “SEC”).

Holders of Pioneer’s common stock are entitled to one vote per share with respect to each matter submitted to a vote of Pioneer’s stockholders, subject to voting rights that may be established for shares of Pioneer’s preferred stock, if any. Except as may be provided in connection with Pioneer’s preferred stock or as otherwise may be required by law or Pioneer’s amended and restated certificate of incorporation, Pioneer’s common stock is the only capital stock entitled to vote in the election of directors. Pioneer’s common stock does not have cumulative voting rights.

Subject to the rights of holders of Pioneer’s preferred stock, if any, holders of Pioneer’s common stock are entitled to receive dividends and distributions lawfully declared by Pioneer’s board of directors. If Pioneer liquidates, dissolves or winds up its business, whether voluntarily or involuntarily, holders of Pioneer’s common stock will be entitled to receive any assets available for distribution to Pioneer’s stockholders after Pioneer has paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

The outstanding shares of Pioneer’s common stock are fully paid and nonassessable. Pioneer’s common stock does not have any preemptive, subscription or conversion rights. Pioneer may issue additional shares of its authorized common stock as it is authorized by its board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

This section describes the general terms and provisions of Pioneer’s preferred stock. If Pioneer issues a new series of preferred stock, it will file a copy of the certificate of designations that contains the terms of that series with the SEC. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

Pioneer’s board of directors has been authorized to provide for the issuance of shares of Pioneer’s preferred stock in multiple series without the approval of stockholders. With respect to each series of Pioneer’s preferred stock, Pioneer’s board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to a holder of such shares for each share owned if Pioneer dissolves or liquidates;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

A preferred stockholder’s rights with respect to such holder’s shares of preferred stock will be subordinate to the rights of Pioneer’s general creditors. Shares of Pioneer’s preferred stock that Pioneer issues will be fully paid and nonassessable and will not be entitled to preemptive rights unless specified in the applicable certificate of designations.

Pioneer’s ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, Pioneer could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, Pioneer could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, Pioneer’s issuance of preferred stock could adversely affect the voting power of the holders of Pioneer’s common stock. Although Pioneer’s board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of Pioneer’s stockholders, Pioneer’s board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of Pioneer’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Pioneer’s board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Limitation on Directors’ Liability

Pioneer’s amended and restated certificate of incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law, that a director of Pioneer will not be personally liable to Pioneer or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Pioneer or its stockholders;

•	for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in Pioneer’s amended and restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Pioneer and its stockholders.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as Pioneer, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

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the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

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the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

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the business combination is approved by a majority of the corporation’s board of directors and by the affirmative vote of 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Special Charter and Bylaw Provisions

Pioneer’s amended and restated certificate of incorporation contains provisions requiring that advance notice be delivered to Pioneer of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to Pioneer’s board of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to Pioneer’s Secretary not less than 60 days before the scheduled date of the annual meeting of Pioneer’s stockholders or, if later, ten days after the first public notice of the annual meeting is sent to Pioneer’s stockholders. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in Pioneer’s amended and restated certificate of incorporation. Such requirement is in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934. Pioneer’s amended and restated certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect one or more directors, the number of directors shall not be fewer than three or more than 21 and provides for a classified board of directors, consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual stockholders’ meeting for election of directors following the most recent election of such class. Pioneer’s directors may be removed only for cause.

Pioneer’s amended and restated certificate of incorporation provides that stockholders may not act by written consent in lieu of a meeting. Special meetings of the stockholders may be called by Pioneer’s board of directors, but may not be called by Pioneer’s stockholders. Pioneer’s amended and restated bylaws may be amended by Pioneer’s board of directors or by the affirmative vote of the holders of at least 662/3% of the aggregate voting power of Pioneer’s outstanding capital stock entitled to vote in the election of directors.

Pioneer’s amended and restated certificate of incorporation also contains a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 10% of the aggregate voting power of Pioneer’s outstanding capital stock, referred to as a “related person.” The “fair price” provision requires the affirmative vote of the holders of:

•	at least 80% of Pioneer’s voting stock, and

•	at least 662/3% of Pioneer’s voting stock not beneficially owned by the related person to approve certain transactions between the related person and Pioneer or its subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of Pioneer’s assets or its subsidiaries having a fair market value of at least $10 million, any transfer or issuance of Pioneer’s securities or its subsidiaries’ securities, any adoption of a plan or proposal by Pioneer of its voluntary liquidation or dissolution, certain reclassifications of Pioneer’s securities or recapitalizations or certain other transactions, in each case involving the related person.

This voting requirement will not apply to certain transactions, including:

•	any transaction in which the consideration to be received by the holders of each class or series of capital stock is:

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the same in form and amount as that paid in a tender offer in which the related person acquired at least 50% of the outstanding shares of such class or series and which was consummated not more than one year earlier; or

•	not less in amount than the highest per share price paid by the related person for shares of such class or series; and

•	any transaction approved by Pioneer’s continuing directors.

This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that did not satisfy the “fair price” criteria.

The provisions of Pioneer’s amended and restated certificate of incorporation relating to the limitation of actions taken by written consent and the “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of Pioneer’s outstanding capital stock entitled to vote for the election of directors.

The foregoing provisions of Pioneer’s amended and restated certificate of incorporation and Pioneer’s amended and restated bylaws, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to Pioneer’s stockholders and of limiting any opportunity to realize premiums over prevailing market prices for Pioneer’s common stock in connection therewith. This could be the case notwithstanding that a majority of Pioneer’s stockholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

Pioneer’s common stock is listed on the New York Stock Exchange. The trading symbol for Pioneer’s common stock is “PXD.”